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Exhibit 23.4

[HARRISON CONSULTING]

October 12, 2010
SeaCube Container Leasing Ltd
1 Maynard Drive
Park Ridge
New Jersey 07656
USA

Ladies and Gentlemen:

        Reference is made to the Form S-1 registration statement (the "Registration Statement") relating to the public offering of common shares of SeaCube Container Leasing Ltd (the "Company"). We hereby consent to the references to our name in the Registration Statement and to the use of the graphical, statistical and other information supplied by us set forth in the Registration Statement, and confirm to you that the "Industry" section of the Registration Statement fairly summarizes the matters set forth therein.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled "Experts."

Yours faithfully
/s/ J R D Harrison
J R D Harrison
Principal

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  Exhibit 23.4
[HARRISON CONSULTING]